EXHIBIT 10.2


                              AMENDED AND RESTATED
                            LIMITED LIABILITY COMPANY
                             OPERATING AGREEMENT OF
                           WILLIAM RAST LICENSING, LLC

                         EFFECTIVE AS OF JANUARY 1, 2007


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                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS OF TERMS..............................................1

ARTICLE II - INTRODUCTORY MATTERS.............................................3
    2.1       BUSINESS OF LLC.................................................3
    2.2       LAWS GOVERNING THE AGREEMENT....................................4
    2.3       TERM............................................................4
    2.4       PRINCIPAL PLACE OF BUSINESS.....................................4
    2.5       AGENT FOR SERVICE OF PROCESS....................................4
    2.6       REQUIRED MAINTENANCE OF RECORDS IN CALIFORNIA...................4
    2.7       RECORDS SUBJECT TO INSPECTION...................................5
    2.8       FOREIGN QUALIFICATION...........................................5
    2.9       COMMENCEMENT OF OPERATIONS......................................5

ARTICLE III - MEMBERS, CAPITAL CONTRIBUTIONS, ALLOCATIONS.....................5
    3.1       INITIAL CAPITAL CONTRIBUTIONS TO THE LLC........................5
    3.2       USE OF PROCEEDS.................................................5
    3.3       INTERESTS.......................................................5
    3.4       STATUS OF CAPITAL CONTRIBUTIONS.................................6
    3.5       CAPITAL ACCOUNTS................................................6
    3.6       RETURN OF CAPITAL CONTRIBUTIONS.................................7
    3.7       NO MANAGEMENT...................................................7

ARTICLE IV - ADDITIONAL CAPTIAL CONTRIBUTIONS; NEW MEMBERS,
      PREEMPTIVE RIGHTS; CREDIT LINE..........................................7
    4.1       ADDITIONAL CAPITAL CONTRIBUTIONS................................7
    4.2       ADMISSION OF ADDITIONAL MEMBERS.................................7
    4.3       PREEMPTIVE RIGHTS...............................................8
    4.4       CREDIT LINE.....................................................8
    4.5       SERVICES AGREEMENT..............................................8

ARTICLE V --  ALLOCATIONS AND DISTRIBUTIONS...................................8
    5.1       ALLOCATIONS OF PROFITS AND LOSSES...............................8
    5.2       TIME OF ALLOCATION..............................................9
    5.3       DISTRIBUTIONS OF CASH; AMOUNTS..................................9
    5.4       LIMITATIONS ON DISTRIBUTIONS....................................9
    5.5       AMOUNTS WITHHELD...............................................10
    5.6       TAX ALLOCATIONS; SECTION 704(C) OF THE CODE....................10


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ARTICLE VI - MANAGEMENT OF THE LLC, CONTROL OF THE
      BUSINESS, OFFICERS.....................................................10
    6.1       GOVERNANCE OF THE LLC AND ELECTION OF THE MANAGER..............10
    6.2       POWERS OF THE MANAGER..........................................11
    6.3       CONTRACTUAL AUTHORITY..........................................12
    6.4       OFFICERS.......................................................12
    6.5       LIMITATIONS ON LIABILITY OF THE MANAGERS AND OFFICERS..........12
    6.6       OTHER ACTIVITIES OF THE MEMBERS AND MANAGER PERMITTED..........12
    6.7       DEVOTION OF TIME...............................................13
    6.8       APPROVED BUDGET................................................13

ARTICLE VII - MEETINGS.......................................................13
    7.1       MEETINGS OF THE MEMBERS........................................13

ARTICLE VIII - TRANSFER AND ASSIGNMENT OF MEMBERSHIP
      INTERESTS, ECONOMIC INTERESTS AND RIGHTS...............................14
    8.1       TRANSFERS......................................................14
    8.2       SUBSTITUTION OF MEMBERS........................................14
    8.3       PERMITTED TRANSFERS............................................14
    8.4       ADDITIONAL TRANSFER RESTRICTIONS...............................15
    8.5       ENFORCEMENT OF TRANSFER RESTRICTIONS...........................15
    8.6       RIGHT OF FIRST REFUSAL.........................................15
    8.7       ADDITIONAL TRANSFER RIGHTS OF WRE..............................16

ARTICLE IX - DISSOLUTION AND WINDING UP......................................17
    9.1       CONDITIONS OF DISSOLUTION......................................17
    9.2       ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION...............17
    9.3       LIMITATIONS ON PAYMENTS MADE ON DISSOLUTION....................17
    9.4       LIQUIDATION....................................................17
    9.5       TERMINATION OF COVENANTS.......................................18

ARTICLE X - BOOKS AND RECORDS, FISCAL YEAR...................................18

ARTICLE XI - TAX MATTERS.....................................................18

ARTICLE XII - INDEMNIFICATION................................................18
    12.1      LIABILITY OF MEMBERS...........................................18
    12.2      LIABILITY OF MANAGER AND OFFICERS..............................18
    12.3      EXCULPATION....................................................19
    12.4      FIDUCIARY DUTY.................................................19
    12.5      INDEMNIFICATION BY THE LLC.....................................19


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    12.6      INDEMNIFICATION PROCEDURE......................................20
    12.7      EXPENSES.......................................................20

ARTICLE XIII - REQUIRED ARBITRATION OF DISPUTES..............................20
    13.1      REFERENCE......................................................20
    13.2      EXPENSES.......................................................21
    13.3      RULES AND PROCEDURES...........................................21
    13.4      ENFORCEMENT....................................................21
    13.5      JURISDICTION AND VENUE.........................................21
    13.6      PRE-REFERENCE RELIEF...........................................21

ARTICLE XIV - MISCELLANEOUS..................................................22
    14.1      LAW GOVERNING..................................................22
    14.2      COMPLETE AGREEMENT.............................................22
    14.3      BINDING EFFECT.................................................22
    14.4      NO THIRD PARTY BENEFICIARY.....................................22
    14.5      GENDER AND NUMBER IN NOUNS AND PRONOUNS........................22
    14.6      HEADINGS.......................................................22
    14.7      REFERENCES IN THIS AGREEMENT...................................23
    14.8      EXHIBITS.......................................................23
    14.9      SEVERABILITY...................................................23
    14.10     ADDITIONAL DOCUMENTS AND ACTS..................................23
    14.11     NOTICES........................................................23
    14.12     AMENDMENTS.....................................................24
    14.13     MULTIPLE COUNTERPARTS..........................................24


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                   AMENDED AND RESTATED OPERATING AGREEMENT OF
                           WILLIAM RAST LICENSING, LLC

         This Amended and Restated Operating Agreement, made and entered into On April 27, 2007 and effective as of January 1, 2007 (the "EFFECTIVE DATE"), governs the relationship between the undersigned Members of William Rast Licensing, LLC, a California limited liability company (the "LLC"), and between the LLC and the undersigned Members, pursuant to the Beverly-Killea Limited Liability Act as amended from time to time (the "ACT"), and the Articles of Organization for the LLC. In consideration of their mutual promises, covenants, and agreements, the parties hereto do hereby promise, covenant, and agree as set forth herein.

                                    RECITALS

         A. Bella Rose, LLC, a California limited liability company ("BR") and a wholly-owned subsidiary of People's Liberation, Inc., a Delaware corporation ("PEOPLE'S LIBERATION"), and William Rast Enterprises, LLC, a Delaware limited liability company ("WRE") are parties to letter agreements which contemplate the formation of a joint venture to exploit the William Rast(TM) trademark (the "VENTURE"), which letter agreements are dated March 15, 2005 and entered into on or around April 27, 2005 (the "LETTER AGREEMENTS"). The Letter Agreements contemplate, among other things, the formation of a licensing company, which will own the William Rast(TM) trademark and license rights to the trademark to affiliated and unaffiliated parties. This LLC is the licensing company contemplated by the parties to the Letter Agreements.

         B. While the Letter Agreements contemplate that the Venture would be operated by a separate operating entity (namely, "William Rast Apparel, Inc."), which entity would be owned and managed 50% by BR and 50% by WRE, the Venture's business has been operated directly by BR since inception.

         C. The parties now desire, among other things, to form the licensing company and to enter into this Agreement to memorialize the terms set forth in the Letter Agreements, with the exception that BR will have operational control over the licensing company, as provided for in this Agreement, in consideration of the issuance by People's Liberation of shares of its Common Stock pursuant to that certain Stock Subscription Agreement between WRE and People's Liberation being entered into concurrently herewith.


                        ARTICLE I - DEFINITIONS OF TERMS

         When used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "AFFILIATE" means, with respect to any Member, any Person, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation the right to exercise directly or indirectly, 50% or more of the voting rights attributable to the controlled corporation, and, with respect to any partnership, trust, other


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entity or association,  the possession,  directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         1.2 "AGREEMENT" means this Operating Agreement among the Members regulating the affairs of the LLC and the conduct of its business, as originally executed and as amended from time to time, and shall refer to this Agreement as a whole, unless the context otherwise requires.

         1.3 "APPLICABLE SALES" means the total wholesale price, less trade discounts, returns, allowances, packing costs, damages, insurance, transportation costs, customs duties and sales, use, import, export and excise taxes, and uncollectable accounts receivable, solely to the extent the foregoing are directly attributable to the relevant sales, of all merchandise sold bearing the William Rast brand by third parties who are not Affiliates of any Member, pursuant to license agreements between the LLC and such third parties for which the LLC is paid a royalty.

         1.4 "ARTICLES" means the Articles of Organization for the LLC which were filed with the Secretary of State of California on August 30, 2006, as File No. 200624310013, together with all amendments thereto or restatements thereof and shall mean the Articles as a whole unless the context otherwise requires.

         1.5 "BR" means Bella Rose, LLC, a California limited liability company.

         1.6 "CAPITAL ACCOUNT" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of SECTION
3.5 hereof.

         1.7 "CAPITAL CONTRIBUTION" means, with respect to any Member, the aggregate amount of money and the fair market value (as determined in good faith by the Manager) of any property, tangible or intangible (other than money) contributed to the LLC pursuant to ARTICLE III hereof with respect to the Membership Interest of such Member.

         1.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, the Treasury Regulations promulgated thereunder, or any corresponding provisions of any succeeding federal statute.

         1.9      "COVERED PERSON" means any Member, any Manager,  any partners,

employees, representatives or agents of any Member or Manager, and any officer, employee, partner, representative or agent of the LLC.

         1.10 "ECONOMIC INTEREST" means a Person's right to share in the Profits, Losses, and similar items of, and to receive distributions from, the LLC, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the LLC, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the LLC.

         1.11     "LLC" means William Rast Licensing, LLC.

         1.12 "LLC PROPERTY" means property of the LLC, including, without limitation, all real, personal, tangible or intangible property or any interests in such property.


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         1.13     "MANAGER"  means  Daniel Guez,  or such other  Person  elected
Manager of the LLC elected pursuant to ARTICLE VI.

         1.14 "MEMBER" means each Person who has been admitted to the LLC as a Member in accordance with the Articles and this Agreement (other than any Person who has transferred its entire Membership Interest in accordance with this Agreement).

         1.15 "MEMBERSHIP INTEREST" means the entire ownership interest of a Member in the LLC at any particular time, including, collectively, his Economic Interest, any and all rights to vote and otherwise participate in the LLC's affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement. A Membership Interest constitutes personal property.

         1.16 "PERCENTAGE INTEREST" means, with respect to a Member, the percentage amount set forth beside such Member's name in the right-hand column of the table set forth in EXHIBIT A hereto.

         1.17 "PERSON" means an individual, general partnership, limited partnership, other limited liability company, corporation, trust, estate, real estate investment trust and any other entity.

         1.18 "WRE" means William Rast Enterprises, LLC, a Delaware limited liability company.

         1.19 "PROFITS AND LOSSES" means the profits and losses of the LLC, determined in accordance with the accounting method followed by the LLC for federal income tax purposes, including, without limitation, each item of LLC income, gain, loss, deduction, tax preference and credit, all as such terms or words are used in the Code.

         1.20 "TRANSFER" shall mean, with respect to any interest in the LLC, (i) a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value, direct or indirect, and whether voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing, or (ii) any sale or other voluntary transfer, including by means of a merger or consolidation, or a series of related sales or voluntary transfers, aggregating more than 50% of the voting or equity interests of a Member.


                       ARTICLE II - INTRODUCTORY MATTERS

         2.1      BUSINESS OF LLC.

         The LLC shall be authorized to engage in any lawful act or activity for which a limited liability company may be organized under the Act. Initially, the purpose of the LLC shall be to own, and license others (including a Member or any of its Affiliates) rights to, the trademark "William Rast" in all classifications.


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         2.2      LAWS GOVERNING THE AGREEMENT.

         This Agreement is subject to, and governed by, the mandatory provisions of the Act and the Articles. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or the provisions of the Articles, such provisions of the Act or the Articles, as the case may be, shall be controlling.

         2.3      TERM.

         The term of the LLC began upon the due filing of the Articles and shall continue until such date as the LLC is terminated as provided herein.

         2.4 PRINCIPAL PLACE OF BUSINESS.

         The principal place of business of the LLC shall be at 150 West Jefferson Boulevard, Los Angeles, California 90007, or at such other place as the Manager shall from time to time determine.

         2.5 AGENT FOR SERVICE OF PROCESS.

         The agent for service of process for the LLC in California shall be National Registered Agents, Inc., or such other service firm or person as the Manager shall from time to time determine. The LLC shall cause the agent for service of process to provide each Member with a copy of any complaint served on the LLC.

         2.6      REQUIRED MAINTENANCE OF RECORDS IN CALIFORNIA.

         The LLC shall continuously maintain an office in the State of California which may, but need not be, its principal executive office, and at which it shall keep:

                  (a) A current list in alphabetical order of the full name and last known business address of each Member, and each holder of an Economic Interest, together with their respective Capital Contribution and Percentage Interest;

                  (b) A copy of the filed Articles, together with any powers of attorney pursuant to which the Articles or any amendments thereto were executed;

                  (c) Copies of the LLC's federal, state and local income tax returns or information returns and reports, if any, for the six most recent taxable years or such short period as the LLC has been in existence;

                  (d) A copy of this Agreement, together with any powers of attorney pursuant to which this Agreement or any amendments thereto were executed;

                  (e) Copies of financial statements of the LLC for the six most recent taxable years or such short period as the LLC has been in existence; and


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                  (f) The books  and  records  of the LLC as they  relate to its internal affairs as more particularly described in SECTION 10.1 herein for at least the current and past four taxable years or such short period as the LLC has been in existence.

         2.7      RECORDS SUBJECT TO INSPECTION.

         Records kept pursuant to SECTION 2.6 are subject to inspection at the reasonable request of any Member (but not any assignee thereof who does not become a substitute Member, except such an assignee that has been approved by the Members) and its duly authorized representative during normal business hours. Copies of the records referenced in SECTION 2.6 shall also be provided at the reasonable request and expense of any Member (but not any assignee thereof who does not become a substitute Member, except such an assignee that has been approved by the Members).

         2.8      FOREIGN QUALIFICATION.

         The officers shall cause the LLC to be qualified or registered under assumed or fictitious name statutes or similar laws in any other jurisdiction in which such qualification or registration is necessary or required to conduct the LLC's business, except where the failure to do so would not have a material adverse effect on the LLC. The officers or other authorized representative shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in a jurisdiction in which the LLC may wish to conduct business, except where the failure to do so would not have a material adverse effect on the LLC.

         2.9      COMMENCEMENT OF OPERATIONS.

         The operations of the LLC commenced as of October 1, 2006.


           ARTICLE III - MEMBERS, CAPITAL CONTRIBUTIONS, ALLOCATIONS

         3.1      INITIAL CAPITAL CONTRIBUTIONS TO THE LLC.

         The Members have made the initial Capital Contributions to the LLC as set forth in EXHIBIT A hereto, in exchange for Membership Interests having a Percentage Interest shown on EXHIBIT A.

         3.2      USE OF PROCEEDS.

         The proceeds of the Capital Contributions shall be used for working capital and otherwise for the operation of the LLC's business.

         3.3      INTERESTS.

         In the event of dissolution of the LLC, no Member shall have an interest in specific LLC Property.


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         3.4      STATUS OF CAPITAL CONTRIBUTIONS.

                  3.4.1 Except as otherwise provided in this Agreement, a Member's Capital Contributions may be returned, in whole or in part, at any time upon the request of such Member, only with the unanimous approval of all of the Members. In no way limiting any other provision of this Agreement, this SECTION
3.4.1 shall not prohibit distributions otherwise authorized by this Agreement notwithstanding that such distributions may result in returns of Capital Contributions.

                  3.4.2    Notwithstanding   the  foregoing,   no  return  of  a
Member's Capital Contribution shall be made hereunder if such distribution would violate applicable law.

                  3.4.3 No Member shall receive any interest, salary or drawing with respect to its Capital Contribution or its Capital Account or for services rendered to or on behalf of the LLC or otherwise in its capacity as a Member or otherwise, except as otherwise specifically provided in this Agreement.

                  3.4.4 The Members shall be liable only to make those Capital Contributions as set forth in SECTION 3.1 hereof. After such Capital Contributions have been fully made pursuant to SECTIONS 3.1 hereof, no Member shall be required to make any additional capital contributions at any time to the LLC.

         3.5      CAPITAL ACCOUNTS.

                  3.5.1 An individual Capital Account shall be established and maintained for each Member. The original Capital Account established for any Member who acquires a Membership Interest by virtue of an assignment or transfer in accordance with the terms of this Agreement shall be a pro-rata part of the Capital Account of the assignor represented by such percentage of the Membership Interest as is assigned to such assignee, and, for purposes of this Agreement, such Member shall be deemed to have made a proportionate amount of the Capital Contributions made by the assignor of such Membership Interest (or made by any of such assignor's predecessors in interest).

                  3.5.2    The  Capital   Account  of  each   Member   shall  be
maintained in accordance with the following provisions:

                           (a) to such Member's Capital Account,  there shall be
                  credited the amount of any cash, and the fair market value (as determined in good faith by the Manager) of any other property contributed by such Member to the capital of the LLC, such Member's allocated share of Profits and the amount of any LLC liabilities that are expressly assumed by such Member or that are secured by any LLC Property distributed to such Member;

                           (b) to such Member's Capital Account,  there shall be
                  debited the amount of cash and the fair market value (as determined in good faith by the Manager) of any LLC Property distributed to such Member pursuant to any provision of this Agreement, such Member's allocated share of Losses and the amount of any liabilities of such Member that are assumed by the LLC or that are secured by any property contributed by such Member to the LLC;


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                           (c) from time to time as they deem  appropriate,  the
                  Manager may make such  modification to the manner in which the
                  Capital   Accounts  are  computed  to  comply  with   Treasury
                  Regulation Section 1.704-1(b) provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement; and

                           (d) the foregoing provisions and the other provisions
                  of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation
                  Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.

         3.6      RETURN OF CAPITAL CONTRIBUTIONS.

         The Manager and Members shall not be personally liable for the return of the Capital Contributions of any Member, or any portion thereof, it being expressly understood that any such return shall be made solely from LLC Property, nor shall the Manager or Members be required to pay to the LLC or any Member any deficit in any Member's Capital Account upon dissolution or otherwise.

         3.7      NO MANAGEMENT.

         A Member shall not be an agent of the LLC, nor can a Member bind, nor execute any instrument on behalf of, the LLC. A Member shall not participate in the management of the business or affairs of the LLC and, except as provided in this Agreement, shall not have any voting, consent or approval rights.


                 ARTICLE IV - ADDITIONAL CAPTIAL CONTRIBUTIONS;
                   NEW MEMBERS, PREEMPTIVE RIGHTS; CREDIT LINE

         4.1      ADDITIONAL CAPITAL CONTRIBUTIONS.

         No Member shall be required to make additional Capital Contributions to the LLC. The Members may make additional Capital Contributions to the LLC only with the unanimous approval of all of the Members.

         4.2      ADMISSION OF ADDITIONAL MEMBERS.

         Additional Members may be admitted to the LLC from time to time only with the unanimous approval of all of the Members, such additional Members to be issued Membership Interests in one or more classes or series, and upon such terms and conditions, and for such consideration, as shall be determined unanimously by the Members. Except as otherwise provided hereunder, upon any such admission of any additional Members to the LLC, the Manager shall have the authority to adopt such amendments to this Agreement, and to execute and deliver such additional instruments and documents, as shall be necessary or appropriate in order to evidence or reflect the issuance of the same.


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         4.3      PREEMPTIVE RIGHTS.

         Each Member shall have the right, in the event the LLC proposes to issue any Membership Interests, or securities convertible into or exchangeable for Membership Interests, to any Person, to purchase an amount up to their pro rata portion of such Membership Interests and/or securities, as the case may be (such pro rata portions to be based upon each Member's Percentage Interests), on the same terms and conditions to be offered to such Person. Notwithstanding the forgoing, this SECTION 4.3 shall not apply to (i) any issuance of Membership Interests (and/or options to acquire the same) to any service provider in consideration for services rendered for or on behalf of the LLC, or (ii) any issuance of Membership Interests which are issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Manager.

         4.4      CREDIT LINE.

         BR shall make a revolving loan to the LLC in the amount of up to Two Hundred Thousand Dollars ($200,000) (the "CREDIT LINE"). The Credit Line shall be available to the LLC until December 31, 2007. The Credit Line shall be a revolving loan, pursuant to which the LLC may borrow, repay, and borrow again amounts up to the maximum amount available under the Credit Line. BR shall be entitled to receive simple interest at the rate of 5% per annum on any amounts advanced to the LLC under the Credit Line. Interest shall be due and payable quarterly on the last day of March, June, September and December. The Credit Line shall terminate and all principal and accrued but unpaid interest shall be due and payable on December 31, 2007.

         4.5      SERVICES AGREEMENT.

         Justin Timberlake, a direct or indirect owner of WRE, is entering into a Services Agreement of even date herewith, pursuant to which Mr. Timberlake will promote the William Rast(TM) brand for the benefit of the Company and its licensees.


                    ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS

         5.1      ALLOCATIONS OF PROFITS AND LOSSES.

         The Profits and Losses of the LLC shall be allocated for each fiscal year (or any proportion thereof) to the Members in accordance with their Percentage Interests.

         5.2      TIME OF ALLOCATION.

         All allocations of Profits and Losses made pursuant to SECTION 5.1 shall be made as of the last day of each fiscal year of the LLC; PROVIDED, HOWEVER, that if during any fiscal year of the LLC or any portion thereof there is for any reason a change in any Member's Percentage Interest in the LLC, the Profits and Losses for such year shall be allocated among the Members based upon the number of days during such period that such Member was the owner of such interest or in such other manner as the Manager deems appropriate in accordance with the requirements of the Code and of Treasury Regulations issued pursuant thereto.

         5.3      DISTRIBUTIONS OF CASH; AMOUNTS.

                  5.3.1 On a quarterly basis the LLC shall distribute to the Members such amounts of cash as are necessary to enable the Members (or their constituents, as the case may be, to whom the LLC's Profits and Losses are ultimately allocated) to make timely quarterly payments of estimated tax and payments of the balance of federal, state and local income taxes, as the case may be, on or before the earliest original due date of their income tax returns, on the passed-through income of each fiscal year, based on the aggregate of the highest applicable marginal federal, state and local income tax rates, as the case may be, applicable to such fiscal year, as determined by the Manager. Such distributions shall be made in accordance with the Members' Percentage Interests and shall be treated as advances of, and offset against, distributions under
SECTION 5.3.2 hereof.

                  5.3.2 The LLC shall then make the following distributions of cash: (i) first, to WRE in an amount equal to three percent (3%) of Applicable Sales for each calendar quarter, within forty-five (45) days following the close of such calendar quarter; (ii) second, to BR until the aggregate amount distributed to BR pursuant to this SECTION 5.3.2(II) from January 1, 2007 through the date of determination equals the aggregate amount distributed to WRE pursuant to SECTION 5.3.2(I) from January 1, 2007 through the same date of determination; and (iii) thereafter, in accordance with the Members' respective Percentage Interests.

                  5.3.3    After  distributions  are made  pursuant  to  SECTION
5.3.1 and 5.3.2(I) hereof, distributions of cash shall be made at such times and in such amounts as determined by the Manager.

         5.4      LIMITATIONS ON DISTRIBUTIONS.

         Anything contained herein to the contrary notwithstanding, the LLC shall not make a distribution to any Member on account of its Membership Interest if such distribution would violate the Act or other applicable law or any restrictions in any of the LLC's loan agreements.

         5.5      AMOUNTS WITHHELD.

         All amounts of federal, state and local income taxes, personal property taxes, unincorporated business taxes or other taxes withheld from, or required to be paid with respect to, any distribution or amount distributable to a Member, because of that Member's status or otherwise, shall be treated as amounts distributed to such Member for all purposes under this Agreement.

         5.6      TAX ALLOCATIONS; SECTION 704(C) OF THE CODE.

                  5.6.1 The income, gains, losses, deductions and expenses of the LLC shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the LLC's subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

                  5.6.2 In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the LLC shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value at the time of contribution.

                  5.6.3 Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intent of this Agreement.

                  5.6.4 The Manager may elect to adjust the basis of LLC Property for federal income tax purposes in accordance with Section 754 of the Code, in the event of a distribution of LLC Property as described in Section 734 of the Code or a transfer of a Membership Interest described in Section 743 of the Code. In the event that any Member requests to make any such election, the Manager may require the Member so benefited thereby to pay the additional annual accounting costs incurred as a result of making such election.


                      ARTICLE VI - MANAGEMENT OF THE LLC,
                        CONTROL OF THE BUSINESS, OFFICERS

         6.1      GOVERNANCE OF THE LLC AND ELECTION OF THE MANAGER.

                  6.1.1 GOVERNANCE OF THE LLC BY THE MANAGER. All powers of the LLC shall be exercised under the authority of, and the business and affairs of the LLC shall be under the direction of, the Manager, unless otherwise provided in the Act, the Articles, or this Agreement. A Member shall not participate in the day-to-day operation of the business affairs of the LLC. A Manager need not be a Member.

                  6.1.2 ELECTION OF THE MANAGERS BY THE MEMBERS; TERM. The initial Manager of the LLC shall be Daniel Guez. The Manager shall serve until the earliest of (i) the appointment of a different Manager by BR, or (ii) the date upon which such Manager resigns, dies or becomes disabled and unable to serve, whereupon BR shall be entitled to elect a successor. Notwithstanding the foregoing, if Daniel Guez for any reason ceases to serve as Manager of the LLC at any time prior to December 31, 2008, then the appointment of a successor or different Manager at any time prior to December 31, 2008 shall either (a) require BR to appoint as Manager the Chief Executive Officer of People's Liberation (or any successor thereto), or (b) require the unanimous approval of all of the Members, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that if BR does not appoint as successor or different Manager the Chief Executive Officer of People's Liberation (or any successor thereto) and the Members cannot unanimously agree on appointment of a successor or different Manager, then such appointment shall be made by WRE. A Manager may resign at any time upon written notice to the LLC.

                  6.1.3 ACKNOWLEDGEMENT. WRE acknowledges and agrees that, notwithstanding the parties' relative Percentage Interests in the LLC, and subject to the explicit terms of this Agreement, including SECTION 6.2 hereof, BR shall have the exclusive right to appoint the Manager of the LLC and thus, indirectly through the appointment of such Manager, to manage and control the LLC and its operations. Any amendment to this ARTICLE VI shall, in addition to the other approvals set forth herein, require the approval BR.

         6.2      POWERS OF THE MANAGER.

                  6.2.1 POWERS GENERALLY. The Manager shall have all necessary powers of direction and control to carry out, through the officers, the purposes, business, and objectives of the LLC, including, but not limited to, the right to direct the officers of the LLC to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of the LLC; to lend or borrow money and to issue evidences of indebtedness; to bring and defend actions in law or at equity; and to buy, own, manage, sell, lease, mortgage, pledge or otherwise acquire or dispose of the LLC property. The Manager may, on behalf of the LLC, enter into contracts with Affiliates; provided, however, such contracts are on the same terms and conditions that would be available from an independent responsible third party that is willing to perform the requested service.

                  6.2.2 POWERS REQUIRING APPROVAL OF ALL OF THE MEMBERS. Notwithstanding SECTION 6.2.1 to the contrary, and in addition to any other provisions in the Act, the Articles or this Agreement that require approval of the Members, the Manager shall not have the authority to, and shall not, take or fail to take any of the following actions or transactions by or involving the LLC, including entering into of any contract or agreement to do any of the following actions, or causing any material modification, amendment, enforcement, waiver, extension or renewal thereof, without first obtaining unanimous approval of the Members, which approval shall not be unreasonably withheld by any Member:

                           (a) entering into any license or similar grant of rights with respect to the William Rast(TM) brand, including, without limitation, entering into any license agreement with a third party to design, source, market, distribute and sell apparel under the William Rast(TM) brand;

                           (b) incurring  expenses  which would cause the LLC to
                  exceed total budgeted expenses for any fiscal year, as set forth in an Approved Budget, by the greater of (i) twenty percent (20%) of total budgeted expenses for such fiscal year, or (ii) $100,000; or

                           (c) engaging in any business  other than owning,  and
                  licensing others (including a Member or any of its Affiliates) rights to, the trademark "William Rast" in all classifications.

         6.3      CONTRACTUAL AUTHORITY.

         Only the Manager or those officers of the LLC and/or any other individuals associated with the LLC who have been given authority by the Manager to do so may execute on behalf of the LLC any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, or any assignment or endorsement thereof. Any person dealing with the LLC or the Manager may rely upon a certificate signed by the Manager as to
(a) the identity of the Manager or any other Member of the LLC, (b) the persons who are authorized to execute and deliver any instrument or document for or on behalf of the LLC or (c) any act or failure to act by the LLC or as to any other matter whatsoever involving the LLC or any Member.

         6.4      OFFICERS.

         The Manager may appoint a chief executive officer, a president, a secretary, a chief financial officer, and such other officers of the LLC as appropriate, each of whom shall hold office for such period, have such authority and perform such duties as the Manager determines.

         6.5      LIMITATIONS ON LIABILITY OF THE MANAGERS AND OFFICERS.

         The Manager and officers shall not be liable to the LLC or Members for any loss or damage resulting from any mistake of fact or judgment or any act or failure to act unless the mistake, act or failure to act results directly from fraud, willful misconduct or gross negligence. The Manager and officers shall be indemnified pursuant to ARTICLE XII hereof.

         6.6      OTHER ACTIVITIES OF THE MEMBERS AND MANAGER PERMITTED.

         The Members and the Manager and their respective Affiliates may engage or invest, independently or with others, in any business activity of any type or description, including without limitation those that might be the same as or similar to the LLC's business and that might be in direct or indirect competition with the LLC. Neither the Members nor the Manager shall be obligated to present any investment opportunity or prospective economic advantage to the LLC, even if the opportunity is of a character that, if presented to the LLC, could be taken by the LLC. The Members and the Manager shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the LLC. Neither the LLC nor any other Member or Manager, as the case may be, shall have any right in or to such other venture or activities or opportunities or to the income or proceeds derived therefrom. Each Member and Manager acknowledges that the other Members and Manger and their respective Affiliates own and/or manage other businesses, including businesses that may compete with the LLC and for the Members' and/or the Manager's time. Each Member and each Manager hereby waives any and all rights and claims which he may otherwise have against the other Members and/or Manager, as the case may be, and their respective Affiliates as a result of any of such activities.

         6.7      DEVOTION OF TIME.

         The Manager is not obligated to devote all of his time or business efforts to the affairs of the LLC. The Manager shall devote whatever time, effort, and skill as he deems appropriate for the operation of the LLC.

         6.8      APPROVED BUDGET.

         On or before December 1 of each year, beginning on December 1, 2006, the Manager shall prepare a proposed operating budget for the following fiscal year and each of the four quarters in such fiscal year, which such operating budget shall include such items as determined by the Manager from time to time which reflect the actual and proposed operations of the LLC. Each such operating budget shall include a projected income statement, a projected statement of cash flows and a projected balance sheet for the following fiscal year and for each of the four quarters in such fiscal year, and shall identify costs allocated to the LLC and to be paid to a Member for overhead, personnel, and other shared resources, which allocation shall be directly proportional to the portion of such shared resources actually used by the LLC during the applicable period. Each such operating budget shall be unanimously approved by the Members on or before the first day of the applicable fiscal year (each, an "APPROVED BUDGET"). The Members shall use good faith efforts to resolve any differences regarding any item in a proposed operating budget to ensure that any such differences have been resolved prior to the first business day of the next fiscal year; PROVIDED, HOWEVER, that if the Members cannot reach unanimity prior to the first day of the applicable fiscal year, then the Approved Budget which was last approved by the Members in accordance with this SECTION 6.8 shall apply to the then-current fiscal year until a new operating budget is approved. The Manager shall use good faith efforts to update the projected quarterly amounts in the Approved Budget on a quarterly basis at least ten (10) days in advance of the commencement of the applicable quarter, to the extent necessary based on changes occurring during the course of the fiscal year. Any updates to the budget submitted to and approved by the Members during the course of any fiscal year shall be incorporated into and shall constitute the Approved Budget for the remainder of the fiscal year.


                             ARTICLE VII - MEETINGS

         7.1      MEETINGS OF THE MEMBERS.

                  7.1.1 The Members are not required to hold meetings. Decisions may be reached through one or more informal consultations followed by agreement among the Members, provided that all Members are consulted (although all Members need not be present during a particular consultation), or by a written consent signed by the Members. In the event that the Members desire to hold a meeting, formal notice of the meeting shall not be required.

                  7.1.2 Members may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Members participating in the meeting can hear one another.

                  7.1.3 The Members shall keep or cause to be kept with the books and records of the LLC full and accurate minutes of all meetings, notices of meetings, when given, and all written consent in lieu of meetings.


        ARTICLE VIII - TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTERESTS,
                          ECONOMIC INTERESTS AND RIGHTS

         8.1      TRANSFERS.

         Except for Permitted Transfers (as defined below), no Member may Transfer (directly or indirectly) all or any portion of such Member's Membership Interests (or any beneficial interests therein) to any other Person except with the unanimous agreement of all of the other Members, which agreement may be given or withheld as any such other Member may determine in its sole discretion. Any purported Transfer which is not in accordance with this Agreement shall be null and void and of no effect. After the consummation of any Transfer of any part of a Member's Membership Interests, the Membership Interests so Transferred shall continue to be subject to the terms and conditions of this Agreement and any further Transfers shall be required to comply with all of the terms and provisions of this Agreement.

         8.2      SUBSTITUTION OF MEMBERS.

         A transferee of any Membership Interests properly transferred hereunder shall have the right to become a substitute Member only if such transferee executes an instrument satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement, and such transferee pays any reasonable expenses in connection with his, her or its admission as a substitute Member (as requested by the Manager). The admission of a substitute Member shall not result in the release of the Member who assigned the membership interest in the LLC from any liability that such Member may have to the LLC unless the substitute Member expressly agrees in writing to assume such liability.

         8.3      PERMITTED TRANSFERS.

         For purposes of this Agreement, the term "PERMITTED TRANSFER" shall mean a transfer by a Member of all or any portion of such Member's Membership Interests in the LLC (i) (A) to a trust for the benefit of the transferor and/or his or her family members, provided that such trust is, during the transferor's lifetime, controlled by the transferor, or (B) as an estate planning transfer to an entity over which the transferor retains voting control, (ii) to an Affiliate of such Member, (iii) in the case of any transfer by a permitted transferee described in (i) or (ii), above, back to the original transferor Member thereof, or (iv) from and after December 31, 2008, in a bona fide sale to an unrelated third party who the Manager reasonably determines is not engaged in a business which is substantially similar to and directly or indirectly competitive with the business of the LLC (the "THIRD PARTY SALE"). Notwithstanding the foregoing, in no event shall a putative Transfer constitute a "Permitted Transfer" unless and to the extent that (i) the other Members are notified of the material terms concerning such transfer prior thereto (including, but not limited to, the would-be transferee and the consideration to be received therefor) and (ii) the would-be transferee agrees in writing to be bound by the provisions of all agreements applicable to the Membership Interests to be transferred (including, without limitation, a joinder to this Agreement).

         8.4      ADDITIONAL TRANSFER RESTRICTIONS.

         Notwithstanding anything herein to the contrary, no Member may, without the prior written consent of the Manager, Transfer all or any portion of its Membership Interests to the extent such Transfer (a) would violate any applicable securities laws, or (b) would cause a termination of the LLC for federal income tax purposes.

         8.5      ENFORCEMENT OF TRANSFER RESTRICTIONS.

         The restrictions on Transfer contained in this Agreement are an essential element in the ownership of Membership Interests. Upon application to any court of competent jurisdiction, the LLC and/or a Member, as the case may be, shall be entitled to a decree against any Person violating or about to violate such restrictions, requiring their specific performance, including those prohibiting a Transfer of all or a portion of such Membership Interests.

         8.6      RIGHT OF FIRST REFUSAL.

         Without  limitation to any other provision  contained herein (including
SECTION 8.1 above), in the event that any Member proposes to Transfer any of such Member's Membership Interests (or any beneficial interests therein) in a Third Party Sale, such Member first shall give written notice of his intention to do so, via certified mail, to the LLC. The notice of intention shall constitute an irrevocable offer by such Member to sell to the LLC (an "OFFER TO SELL") the Offered Interests (as defined below). The Offer to Sell from such
Member ("OFFERING MEMBER") must name the proposed transferee and specify the portion of such Membership Interests proposed to be so transferred ("OFFERED INTERESTS"), the price, and the terms of payment and all other terms of the proposed transaction. Any such Transfer not made in accordance with this SECTION
8.6 shall be null and void and the LLC shall not be obligated to treat the transferee in such transaction as a Member of record or for any other purpose.

         Within thirty (30) days following receipt of the Offer to Sell by the LLC (the "LLC OPTION PERIOD"), the LLC shall have the right to purchase some or all of the Offered Interests at the price and upon the terms and conditions set forth in such Offer to Sell. The option may be exercised by a written election signed by the Manager provided that such exercise complies with the provisions of the Act, and such other pertinent governmental restrictions as are now or may hereafter become effective. If the LLC fails to exercise its right of first refusal as to any of the Offered Interests, the LLC shall give written notice thereof immediately after the expiration of the LLC Option Period to the Members (other than any Member who may be so proposing to transfer Offered Interests), who for thirty (30) days following receipt of such notice (the "MEMBERS OPTION PERIOD") will have the option to purchase at the price and upon the terms and conditions set forth in such Offer to Sell, the remaining Offered Interests, pro rata in proportion to each such Member's then Percentage Interest in the LLC vis-a-vis each other; PROVIDED, FURTHER, that if any such Member elects not to purchase his/its pro rata portion of such Offered Interests, then the remaining such Members (if any) will be entitled to purchase (on the terms and conditions described in this SECTION 8.6) his/its pro rata share of the Offered Interests not elected to be purchased by the other Members.

         In the event all of the Offered Interests are not purchased by the LLC, or by the other Members within the Members Option Period, said Offered Interests may be transferred at any time within sixty (60) days thereafter to the proposed transferee in the Third Party Sale upon the terms and conditions set forth in the relevant Offer to Sell; PROVIDED, HOWEVER, that any transferee of ownership hereunder and his or her spouse, if any, first agree by execution of a copy of this Agreement to hold such Offered Interests subject to all the provisions of this Agreement (such transferee holding such Offered Interests subject to this Agreement to be included in the term Member herein), and on the terms specified therein, provided that immediately upon such transfer, the proposed transferee executes and becomes bound by this Agreement and any amendments or revisions hereto.

         8.7      ADDITIONAL TRANSFER RIGHTS OF WRE.

         WRE shall have the following additional transfer rights:

                  8.7.1 If WRE proposes to transfer in any Third Party Sale consummated within the period specified in SECTION 8.7.2 below, all, but not less than all, of WRE's Membership Interest in the LLC, and the LLC and/or the other Members are not purchasing WRE's Membership Interests pursuant to the Right of First Refusal provisions of SECTION 8.6 above, then WRE may require, by written notice, all other Members to sell, or cause to be sold, all, but not less than all, of the Membership Interests owned by such other Members for the same consideration (but payable entirely in cash as provided in SECTION 8.7.3 below) and otherwise on the same terms and conditions obtained by WRE in such Third Party Sale (a "DRAG ALONG SALE").

                  8.7.2 WRE shall have no right to cause a Drag Along Sale prior to December 31, 2008. From and after December 31, 2008, WRE's right to cause a Drag Along Sale pursuant to this SECTION 8.7 may be exercised on one occasion each calendar year, and must be consummated on or before the ninetieth
(90th) day following the earlier of (i) delivery to WRE of annual financial statements of the LLC for the immediately preceding calendar year, and (ii) March 31 of the present calendar year (the "DRAG ALONG PERIOD"). If WRE does not exercise its rights to cause a Drag Along Sale, or the Drag Along Sale is not consummated prior to expiration of the Drag Along Period, then WRE shall have no further rights to cause a Drag Along Sale during the remainder of the applicable calendar year.

                  8.7.3 For purposes of this SECTION 8.7, the other Members who are required to sell their Membership Interests in a Drag Along Sale shall be entitled to receive cash as consideration for their Membership Interests, based on the fair market value of the cash, securities and other property received by WRE for its Membership Interests in such sale.

                  8.7.4 WRE's rights to cause a Drag Along Sale pursuant to this SECTION 8.7 are personal to WRE, may not be assigned (either alone or in connection with any transfer of Membership Interests), and shall terminate upon consummation of the first Transfer by WRE of all or any portion of its Membership Interests in the LLC.


                    ARTICLE IX - DISSOLUTION AND WINDING UP

         9.1      CONDITIONS OF DISSOLUTION.

         The LLC shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  (a) a determination by Members having an aggregate Percentage Interest greater than sixty-six and two-thirds percent (66 2/3%) that the LLC shall be dissolved and wound up;

                  (b) the sale of all or substantially all of the assets of the LLC;

                  (c) the entry of a decree of judicial dissolution by a court of competent jurisdiction providing for the dissolution of the LLC; or

                  (d) the occurrence of any other event which causes the dissolution of the LLC by operation of law.

         9.2      ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION.

         Upon dissolution, the LLC's liabilities shall be settled in the following order, as required by the Act:

                  (a) to creditors other than Members, in the order of priority as provided by law;

                  (b) to creditors who are Members; and

                  (c) to Members in  accordance  with the  provisions of SECTION
         5.3 hereof.

         9.3      LIMITATIONS ON PAYMENTS MADE ON DISSOLUTION.

         Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look solely at the assets of the LLC for the return of his positive adjusted Capital Account balance.

         9.4      LIQUIDATION.

         Upon the dissolution of the LLC, the assets of the LLC shall be liquidated as promptly as shall be practicable.

         9.5      TERMINATION OF COVENANTS.

         Upon dissolution and winding up of the LLC, this Agreement, including, without limitation, all covenants of the parties hereto contained herein, shall terminate.


                   ARTICLE X - BOOKS AND RECORDS, FISCAL YEAR

         There shall be maintained and kept at all times during the continuation of the LLC, proper and usual books of account in accordance with generally accepted principles of accounting consistently applied and which shall accurately reflect the condition of the LLC and shall account for all matters concerning the management thereof; which books shall be maintained and kept at the principal office of the LLC or at such other place or places as the Manager may from time to time determine. The LLC's books and records shall be maintained on the basis selected by the Manager. The fiscal year of the LLC shall commence January 1 and terminate on December 31 of the same calendar year.

                            ARTICLE XI - TAX MATTERS

         BR is hereby designated as the "Tax Matters Partner" (as such term is defined in the Code and the Treasury Regulations promulgated thereunder) for purposes of federal and state income tax matters. The Tax Matters Partner shall cause the preparation and timely filing of all tax returns required to be filed by the LLC pursuant to the Code and all other tax returns deemed by it to be necessary and required in each jurisdiction in which the LLC does business.


                         ARTICLE XII - INDEMNIFICATION

         12.1     LIABILITY OF MEMBERS.

         Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and no Covered Person shall be obligated personally for any such debt, obligation, or liability of the LLC solely by reason of being a Covered Person.

         12.2     LIABILITY OF MANAGER AND OFFICERS.

         The Manager and the officers shall not be liable, in damages or otherwise, to the LLC or any Member for any act or failure to act by the Managers or the officers which act was within the scope of the authority conferred on the Manager or the officers by this Agreement, as applicable, unless such act or omission constituted fraud, willful misconduct or gross negligence. The Manager and the officers shall be indemnified by the LLC against liability for any claim, demand, tax penalty, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal fees and expenses) resulting from any threatened, pending or completed action, suit or proceeding naming as a defendant the Manager or any officer by reason of acts or omissions by him within the scope of his authority as set forth in this Agreement, provided his actions did not constitute fraud, willful misconduct or gross negligence.

         12.3     EXCULPATION.

                  12.3.1 No Covered Person shall be liable to the LLC for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the LLC, in good faith and in a manner reasonably within the scope of authority conferred on such Covered Person by this Agreement or otherwise, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's fraud, willful misconduct, breach of this Agreement or gross negligence.

                  12.3.2 A Covered Person shall be fully protected in reasonably relying in good faith upon the records maintained by the LLC and upon such information, opinions, reports or statements presented to the LLC by any Person as to matters reasonably within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or distributions or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         12.4     FIDUCIARY DUTY.

                  12.4.1 To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the LLC or to any other covered Person for its good faith reliance on the provisions of this Agreement.

                  12.4.2 Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between Covered Persons, the Covered Person shall resolve such conflict of interest in good faith, considering in each case (a) the relative interests of each party (including its own interests) in such conflict, agreement, transaction or situation, (b) the benefits and burdens relating to such interests, (c) any customary or accepted industry practices, (d) any applicable generally accepted accounting practices or principles, and (e) in the case of any transaction, the terms of similar transactions among unrelated third parties. In the absence of bad faith or a breach of this Agreement by the Covered Person, the resolution, action or terms so made, taken or provided by the Covered Person shall not constitute a breach of any duty or obligation of the Covered Person at law or in equity or otherwise.

         12.5     INDEMNIFICATION BY THE LLC.

         To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including reasonable legal fees) incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person (a) by reason of fraud, willful misconduct or gross negligence with respect to such acts or omissions or (b) in breach of the Agreement; PROVIDED, HOWEVER, that any indemnity under this SECTION 12.5 hereof shall be provided out of and to the extent of LLC assets only, and no Covered Person shall have any personal liability on account thereof.

         12.6     INDEMNIFICATION PROCEDURE.

         Any person asserting a right to indemnification under SECTION 12.5 hereof shall so notify the Manager, in writing pursuant to the notice requirements of SECTION 14.11 hereof. With respect to those claims governed by
SECTION 12.5 hereof, the Manager shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified person. The parties hereto shall cooperate in the prosecution or defense against any claims and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

         12.7     EXPENSES.

         To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in SECTION 12.5 hereof.


                ARTICLE XIII - REQUIRED ARBITRATION OF DISPUTES

         Any dispute, claim, controversy or action (collectively "DISPUTE") arising directly or indirectly out of or in any way relating to this Agreement shall be resolved by a general judicial reference pursuant to California Code of Civil Procedure Section 638, and/or other successor or applicable statute, court rule or provision of law, in accordance with the provisions set forth below:

         13.1     REFERENCE.

         SUCH DISPUTE SHALL BE TRIED BY A JUDICIAL REFEREE AS JUDGE PRO TEM UNDER AN ORDER OF GENERAL JUDICIAL REFERENCE TO TRY AND DETERMINE ALL ISSUES OF FACT AND LAW, WHETHER LEGAL OR EQUITABLE, TO BE CHOSEN BY THE PARTIES FROM A LIST OF RETIRED CALIFORNIA SUPERIOR, APPELLATE AND SUPREME COURT JUDGES AND JUSTICES. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY. IF THE PARTIES ARE UNABLE TO AGREE, THEN THE RETIRED JUDGE OR JUSTICE WHO SHALL ACT AS THE REFEREE SHALL BE APPOINTED BY THE LOS ANGELES SUPERIOR COURT IN ACCORDANCE WITH CODE OF CIVIL PROCEDURE SECTION 640, AND/OR OTHER SUCCESSOR OR APPLICABLE STATUTE, COURT RULE, OR PROVISION OF LAW, WITH EACH OF THE PARTIES ENTITLED TO ONLY ONE DISQUALIFICATION PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 170.6, WHICH RIGHT TO DISQUALIFICATION MUST BE EXERCISED, IF AT ALL, AT THE HEARING ON THE PETITION TO OBTAIN THE JUDICIAL REFERENCE ORDER AND/OR TO HAVE THE REFEREE APPOINTED. THE ACTION SHALL BE CONDUCTED AND THE ISSUES DETERMINED IN COMPLIANCE WITH ALL JUDICIAL RULES AND ALL STATUTORY AND DECISIONAL LAW OF THE STATE OF CALIFORNIA AS IF THE MATTER WERE FORMALLY LITIGATED IN SUPERIOR COURT AND NOT BY WAY OF JUDICIAL REFERENCE. THE REFEREE'S DECISION WILL BE CONSIDERED AS A FINAL AND BINDING RESOLUTION OF THE DISPUTE, WILL NOT BE SUBJECT TO APPEAL AND MAY BE ENTERED AS AN ORDER IN ANY COURT OF COMPETENT JURISDICTION IN THE UNITED STATES. EACH PARTY AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT FOR PURPOSES OF THE ENFORCEMENT OF ANY SUCH ORDER.

         13.2     EXPENSES.

         The cost of the reference shall initially be borne pro rata by the parties, but the prevailing party shall be entitled to obtain reimbursement for its pro rata share of the reference cost and shall be awarded reasonable attorney's and expert's fees and all other costs and expenses of litigation.

         13.3     RULES AND PROCEDURES.

         The referee shall conduct and decide all pre-trial, trial and post-trial procedures which may arise as if the matter were formally litigated in the Superior Court. The judgment entered upon the decision of the referee shall be subject to all post-trial procedures and to appeal in the same manner as an appeal from any order or judgment in a civil action. All rules of evidence as set forth in the Evidence Code, all rules of discovery as set forth in the Code of Civil Procedure, other applicable California and federal statutory and decisional law, and all rules of court shall be applicable to any proceeding before the referee.

         13.4     ENFORCEMENT.

         This reference agreement may be specifically enforced by the filing of a complaint or petition or motion seeking specific enforcement as may be directed by applicable statute and/or rule of court.

         13.5     JURISDICTION AND VENUE.

         The parties agree and consent to the exclusive jurisdiction and venue of the Los Angeles Superior Court, and specifically recognize and acknowledge the waiver of their right to remove any action to federal court on the basis of diversity jurisdiction or on any other basis.

         13.6     PRE-REFERENCE RELIEF.

         The parties may apply to the Los Angeles Superior Court for injunctive or other pre-judgment relief prior to the appointment of the referee, and such application and related proceedings prior to the appointment of the referee shall not be a waiver of the enforceability and application of this judicial reference agreement to such Dispute or any other Dispute.


                          ARTICLE XIV - MISCELLANEOUS

         14.1     LAW GOVERNING.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely therein.

         14.2     COMPLETE AGREEMENT.

         This Agreement and the Articles constitute the complete and exclusive statement of agreement among Members relating to the LLC. This Agreement and the Articles supersede all prior written and oral statements and agreements by and among Members and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

         14.3     BINDING EFFECT.

         Subject to the provisions of this Agreement and the Act relating to transferability, this Agreement shall be binding and inure to the benefit of Members, and their respective executors, administrators, heirs, successors and permitted assigns.

         14.4     NO THIRD PARTY BENEFICIARY.

         This Agreement is made solely and specifically among and for the benefit for the LLC and the parties hereto, and their respective successors and permitted assigns subject to the express provisions hereof relating to successors and permitted assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. This Agreement is not intended for the benefit of a creditor who is not a Member and does not grant any rights to or confer any benefits on any Person who is not a Member, Manager, officer, or agent of the LLC.

         14.5     GENDER AND NUMBER IN NOUNS AND PRONOUNS.

         Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. Any reference to the Code, the Act, or statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         14.6     HEADINGS.

         All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         14.7     REFERENCES IN THIS AGREEMENT.

         Numbered  or  lettered   articles,   sections  and  subsections  herein
contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         14.8     EXHIBITS.

         All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

         14.9     SEVERABILITY.

         If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         14.10    ADDITIONAL DOCUMENTS AND ACTS.

         Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         14.11    NOTICES.

         In order to be effective all notices, consents, approvals, disapprovals and other communications ("NOTICES") required or permitted by this Agreement must be in writing and either (a) sent by telegram or telecopy (or similar facsimile), or (b) placed in the United States mail, certified with return receipt requested, properly addressed and with the full postage prepaid, or (c) personally delivered, and in all cases other than telegram or telecopy (or similar facsimile), signed. Notice shall be deemed received and effective on the earliest of (x) the date actually received, or (y) two business days after being mailed as aforesaid, or (z) 24 hours after being sent by telegram or telecopy (or similar facsimile). Each Member's address, telephone number and facsimile number for the purpose of receiving Notice is set forth on EXHIBIT A hereto. Any Member may change its address, telephone number or facsimile number for Notice purposes by giving Notice in the manner described in this SECTION 14.11, provided that such change of address shall not be effective until 10 days after notice of the change.

         14.12    AMENDMENTS.

                  14.12.1 In addition to amendments specifically authorized herein, any and all amendments to this Agreement may be made from time to time only by agreement of Members having an aggregate Percentage Interest greater than sixty-six and two-thirds percent (66 2/3%).

                  14.12.2 In addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the Manager, without the consent of any Member: (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (b) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of all of the Members; and (c) to take such actions as may be necessary (if any) to insure that the LLC will be treated as a partnership for federal income tax purposes.

                  14.12.3 In making any amendments, there shall be prepared and filed by, or for, all of the Members or the Managers, as the case may be, such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the LLC.

         14.13    MULTIPLE COUNTERPARTS.

         This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Operating Agreement on May 8, 2007 to be effective as of January 1, 2007.


                            BELLA ROSE, LLC, a
                            California limited liability company

                            By:      PEOPLE'S LIBERATION, INC.
                            Its:     Sole Member

                                     By:      /s/ Daniel Guez
                                              ----------------------------------
                                              Daniel Guez,
                                     Its:     Chief Executive Officer


                            WILLIAM RAST ENTERPRISES, LLC, a
                            Delaware limited liability company

                            By:      /s/ Justin Timberlake
                                     -------------------------------------------
                            Name:    Justin Timberlake
                            Its:
                                     -------------------------------------------

                                    EXHIBIT A


                           WILLIAM RAST LICENSING, LLC
                     MEMBERS' NAMES, ADDRESSES AND INTERESTS

================= ================================== ============ ==============
                                                      MEMBER'S       MEMBER'S
                                                       CAPITAL      PERCENTAGE
  MEMBER'S NAME           MEMBER'S ADDRESS           CONTRIBUTION    INTEREST
================= ================================== ============ ==============
Bella Rose, LLC   c/o People's Liberation, Inc.      $         *           50.0%
                  150 West Jefferson Blvd.
                  Los Angeles, CA 90007
                  Attn: Daniel Guez
----------------- ---------------------------------- ------------ --------------
William Rast      c/o Ziffren, Brittenham, Branca,   $                     50.0%
Enterprises, LLC  Fischer, Gilbert-Lurie, Stiffelman
                  & Cook LLP
                  1801 Century Park West
                  Los Angeles, CA 90067
                  Attn:  Gary Stiffelman
----------------- ---------------------------------- ------------ --------------
TOTAL                                                $                    100.0%
----------------- ---------------------------------- ------------ --------------

* Consists of an assignment of the William Rast(TM) trademark by Versatile Entertainment, Inc., an Affiliate of BR, pursuant to a Trademark Assignment Agreement dated as of the date hereof between the LLC and Versatile Entertainment, Inc.